EXHIBIT 21.1



                             OWEN HEALTHCARE, INC.

                        SUBSIDIARIES OF THE REGISTRANT



                  SUBSIDIARY NAME                STATE OF INCORPORATION
            ---------------------------------    ----------------------
            Meditrol, Inc.                            Nevada

            Meditrol Automation Systems, Inc.         Texas

            Owen Healthcare Building, Inc.            Texas

            Owen Shared Services, Inc.                Texas

            Owen International Ventures, Ltd.    Hamilton, Bermuda